UNITED STATES

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AMGEN INC.

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The following presentation was sent by Amgen Inc. to certain institutional holders of Amgen Inc. common stock beginning on April 29, 2016.

APRIL 2016 Investor presentation

Safe harbor statement This presentation contains forward-looking statements that are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to our business. Unless otherwise noted, Amgen is providing this information as of April 28, 2016 and expressly disclaims any duty to update information contained in this presentation. No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. This presentation includes GAAP and non-GAAP financial measures. In accordance with the requirements of SEC Regulation G, reconciliations between these two measures, if these slides are in hard copy, accompany the hard copy presentation or, if these slides are delivered electronically, are available on the Company's website at www.amgen.com within the Investors section.

Executive Summary Business Update Delivering on our long-term strategic commitment Exciting pipeline and growth opportunity Implementing a business transition to position us well for the future Overview of Amgen’s Corporate Governance Corporate governance best practices Focus on shareholders Overview of Amgen’s Board Composition and Leadership Experienced, engaged board of global thought and business leaders Extensive financial experience and investment perspective Review of Compensation Best Practices Summary of current compensation policies Commitment to Corporate Responsibility Making a positive difference is at the heart of what we do

AMGEN’S BUSINESS

One of the world’s leading biotechnology companies $21.7B revenue, $8.0B adjusted net income*, ~$120B market capitalization Global scale: Presence in more than 100 countries Deep portfolio of novel medicines that address serious illness 15 marketed products across key therapeutic areas Strong pipeline across six therapeutic areas AMGEN TODAY *Adjusted, non-GAAP financial measure—if this slide is in hard copy, see reconciliations accompanying the presentation, or if this slide is delivered electronically, or amounts pertain to previously issued financial guidance, see reconciliations available at: www.amgen.com within the Investors section

In 2015 we made substantial progress in every element of our strategy 1 Developing innovative medicines focused on serious illnesses in six therapeutic areas 2 Expanding our global geographic reach 3 Advancing branded biosimilars 4 Transitioning to next-generation biomanufacturing 5 Delivering improved biologic drug delivery systems 6 Investing for long-term growth and capital allocation to shareholders

Oncology/Hematology Inflammation Bone Health Romosozumab† Nephrology Parsabiv™ (etelcalcetide) BIOSIMILARS Adalimumab Infliximab BIOSIMILARS Rituximab Bevacizumab Trastuzumab Cetuximab Neuroscience CNP520‡ (BACE) AMG 334‡ Cardiovascular Omecamtiv mecarbil* AMG 899 (CETPi) AMG 157** AMG 181** BACE = beta-site APP-cleaving enzyme 1; Parsabiv trade name provisionally approved by FDA Developed in collaboration with: *Cytokinetics; †UCB globally, as well as Astellas in Japan; ‡Novartis; **AstraZeneca ADVANCING INNOVATIVE MEDICINES Across six areas of Therapeutic focus 2015 Launches Phase 3 Programs Executing on our Strategy

Expanding global geographic reach Expanded from ~50 to over 100 countries in the last 5 years In 2015, regained rights to Prolia®, XGEVA® and Vectibix® in 48 countries Recent approval of Repatha® in Japan 80 product/country launches expected in 2016 Amgen has unique capabilities in development, manufacturing, and distribution of biologic medicines Nine products in development with over $50B in 2015 originator sales Advancing Branded Biosimilars Executing on our Strategy

Transitioning to next-generation biomanufacturing Dramatically reduce scale and costs of making biologics while maintaining reliable, high-quality, compliant supply of medicines 1/4 of the capital costs and 1/3 of the operating expense vs. a conventional plant Final preparations underway for licensure of our new Singapore facility It is important to note that, at this facility, the Next-Generation Biomanufacturing approach vastly reduces water use, and the smaller footprint requires less energy Market increasingly demanding innovative delivery systems and harnessing data analytics integral to biologic drug product offering Neulasta® Onpro™ kit achieved approximately a one third share of Neulasta® sales in its fourth full quarter on the market Repatha® once-monthly dosing option under regulatory review Delivering Improved drug delivery systems Executing on our Strategy

Key 2018 Commitments Status as of December 31, 2015 Double-digit adjusted EPS* growth, on average, through 2014–2018 On track; 19% growth in 2015 Adjusted operating margin* of 52%–54% vs. 38% in 2013 On track; 10-point improvement to 48% margin $1.5B gross cost savings, $800M net of reinvestment On track; gross cost savings of $700M achieved and $1.1B by year-end 2016; expect YoY adjusted operating expense* decline in 2016 Headcount reduction of 3,500–4,000 On track; 3,900 through the end of 2015 Facilities footprint reduction of 23% On track; 16% reduction in 2015 Return of ~ 60% of adjusted net income* to shareholders, on average On track; dividend increased 30% for 2015 and 27% for Q1 2016; expect ~ $4B–$5B cumulative share repurchases October 2014 through year-end 2016 Investing for long-term growth and capital allocation to shareholders Executing on our Strategy *Adjusted, non-GAAP financial measure—if this slide is in hard copy, see reconciliations accompanying the presentation, or if this slide is delivered electronically, or amounts pertain to previously issued financial guidance, see reconciliations available at: www.amgen.com within the Investors section; Guidance as of January 28, 2016, and is not being updated at this time

In 2015, Amgen invested approximately $4B in internal research and development and completed several business development transactions to capture external innovation and drive long-term growth Our strong cash flows and balance sheet allow us to simultaneously return significant capital to shareholders through dividends and share buybacks: In 2015, increased dividend per share by 30%, with payments totaling $2.4B 27% dividend per share increase in Q1 2016 In 2015, repurchased $1.9B of shares Investing FOR long-term growth and capital allocation to shareholders (CONTINUED) Executing on our Strategy

Corporate Governance

Highlighting Corporate Governance Best Practices Effective Board Leadership and Independent Oversight 13 of 14 directors are independent Five new directors in the last four years Average board tenure of ~7.7 years is substantially less than the S&P 500 average Lead Independent director with robust role and responsibilities All committees are composed exclusively of independent directors Regular meetings of independent directors in executive session without management Focus on Shareholder Rights Annual election of directors Majority voting standard for election of directors Proxy access for director nominations, proactively adopted in February 2016 with market-standard provisions: 3% and 3 year holding requirement; greater of 2 directors or 20% of the board; and 20 shareholder aggregation allowance Simple majority voting standard to amend bylaws/charters and approve major mergers and acquisitions Right to call special meetings (15% threshold) Right to act by written consent No shareholder rights plan in place History of Transparency and Accountability Regular engagement with shareholders to seek feedback All directors attended 100% of board meetings in 2015 Equity awards are subject to a minimum one year vesting period; majority of award vesting periods are three years or longer Robust stock ownership guidelines for officers Officers are required to retain shares until stock ownership guidelines are met

Board leadership

Experienced leaders with the right skills for amgen Blue outline indicates board members added in the past four years Average director tenure ~ 7.7 Years Diverse Independent Director Perspectives *Dr. Vance D. Coffman will serve as lead director through the 2016 Annual Meeting of Stockholders on May 19, 2016 and his retirement from the Board, at which time Robert A. Eckert will become lead director 5 Directors with Scientific Research and/or Healthcare Experience 9 Experienced Current and Former CEO’s 5 Directors with Financial Industry Experience 2 Women

Compensation practices

Received ~97% FOR Say on Pay in 2015 Compensation aligned with shareholder value Alignment of executive and shareholder incentives; 74% of CEO and 68% of other NEO target compensation is based solely on company performance Long-term incentive equity award grants are primarily performance-based Clawback policy for NEOs Robust stock ownership guidelines for CEO (six times base salary) and board members (five times annual cash retainer) No excise tax gross-ups except for business-related payments (i.e., relocation) Anti-hedging policy No employment contracts or guaranteed bonuses Compensation Committee composed solely of independent directors Retention of an independent compensation consultant Compensation philosophy targets the median of our peer group for all elements of total compensation

Compensation is long-term and performance-based Pay Element Pay Philosophy Base Salary (11% of target for CEO; 19% for NEOs) Reflects job responsibilities as well as competitive market conditions and provides a degree of financial certainty that helps retain talent Annual Cash Incentive Awards (16% of target for CEO; 17% for NEOs) Incentivizes performance at the high end of ranges for company financial performance goals to drive meaningful growth over the prior year Components Revenues (30%) Cash Long-Term Equity Based Incentive Awards (73% of target for CEO; 64% for NEOs) Direct, substantial exposure to Amgen’s stock price performance, to create alignment with shareholder interests and the long-term strategy of the company as well as to foster long-term focus and retention Restricted Stock Units 20% Performance Units 80% Performance Element Cash 4-Year Vesting Schedule Commencing on Second Anniversary of Grant Evaluated on an annual basis Adjusted Net Income (30%)* Pipeline Goals (25%) Annual Priorities (15%) 3-Year Relative Total Shareholder Return Performance Financial Performance (60%) 74% of CEO target pay is based on performance Strategic Operational Objectives (40%) *Adjusted, non-GAAP financial measure—if this slide is in hard copy, see reconciliations accompanying the presentation, or if this slide is delivered electronically, or amounts pertain to previously issued financial guidance, see reconciliations available at: www.amgen.com within the Investors section

Commitment to corporate responsibility

Amgen is committed to assisting patients with no or limited drug coverage access the medicines they need. We believe patients should have access to medicines regardless of their ability to pay. We strive to balance the price of our medicines with local economic constraints, taking into account patient ability to pay and local economic conditions Our Safety Net Foundation supports qualifying patients in the United States who might go without important medicines because of financial barriers, by providing medicines to patients experiencing financial difficulty at no cost Amgen is dedicated to enhancing the environmental sustainability of its operations and business activities In 2015 we earned a place on the Dow Jones Sustainability Index for the third year We are on track to achieve our 2020 targets in carbon emissions, waste, and water-use reductions We support the advancement of excellence in science education and innovation through the Amgen Foundation Our education programs give more than 2 million students hands-on experiences in science The Foundation has supported more than 6,000 teachers with effective professional development, strengthening their ability to deliver high quality science education. The Amgen Foundation has donated over $200 million to nonprofit organizations across the United States, Puerto Rico and Europe that work to advance science education and create sound communities where Amgen staff members live and work Commitment to our communities reconciliations

Amgen Inc. Reconciliations of GAAP to Adjusted Measures ($ In millions) (Unaudited) Year ended Year ended December 31, 2015 December 31, 2013 GAAP operating income $8,470 $5,867 Adjustments to operating income: Acquisition-related expenses (a) 1,377 986 Certain charges pursuant to our restructuring and other cost savings initiatives (b) 114 71 Expense/(benefit) related to various legal proceedings 91 14 Stock option expense 0 34 Total adjustments to operating income 1,582 1,105 Adjusted operating income $10,052 $6,972 Product sales $20,944 $18,192 GAAP operating margin 0.40441176470588236 0.32250439753737908 Impact of total adjustments to operating income 7.6% 5.9740985048372885 Adjusted operating margin 0.4799465240641711 0.38324538258575197 GAAP net income $6,939 Adjustments to operating income 1,582 Income tax effect of the above adjustments (c) -,496 Other income tax adjustments (d) -71 Adjusted net income $7,954 (a) The adjustments related primarily to non-cash amortization of intangible assets, including developed product technology rights, acquired in business combinations. (b) The adjustments related primarily to severance, as well as accelerated depreciation and other charges related to the closure of our facilities. 2015 also included gains recognized on the sale of assets related to our site closures. (c) The tax effect of the adjustments between our GAAP and Adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. (d) The adjustments related primarily to certain prior period items excluded from adjusted earnings.

Amgen Inc. Reconciliation of Future GAAP to Adjusted Financial Measures Management has presented herein certain forward-looking statements about the Company’s future financial performance that include non-GAAP (or “as-adjusted”) operating margin, operating expense, net income and earnings per share for various years through December 31, 2018. These non–GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measure because management cannot reliably predict all of the necessary components of such GAAP measures. Historically, management has excluded the following items from these non-GAAP financial measures, and such items may also be excluded in future periods and could be significant: • Expenses related to the acquisition of businesses, including amortization and / or impairment of acquired intangible assets, including in-process   research and development, adjustments to contingent consideration, integration costs, severance and retention costs and transaction costs; • Charges associated with restructuring or cost saving initiatives, including but not limited to asset impairments, accelerated depreciation,   severance costs and lease abandonment charges; • Legal settlements or awards; • The tax effect of the above items; and • Non-routine settlements with tax authorities.

APRIL 2016 Investor presentation